EXHIBIT 10.21



                              SETTLEMENT AGREEMENT
                              --------------------

This Agreement is made effective this 07th day of January, 2004.

BETWEEN:

          MDSI MOBILE DATA SOLUTIONS INC. a Canadian Corporation, ("MDSI")
                                                               OF THE FIRST PART


AND:

          Walter J. Beisheim ("Beisheim")
                                                              OF THE SECOND PART


NOW THEREFORE in consideration of the mutual covenants contained herein, the other payments to Beisheim which he would not otherwise be entitled to, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Beisheim, (which term includes his heirs, executors, administrators, assigns, committees and trustees) hereby releases and forever discharges MDSI, (which term includes its related subsidiaries or affiliated partnerships, companies and any and all of their and its respective officers, directors, agents, partners and employees and their and its respective heirs, personal representatives, successors, assigns, liquidators, receivers and trustees) and MDSI hereby releases and forever discharges Beisheim, from any actions, causes of action, debts, liabilities, claims, demands and complaints of any kind, whether in law or in equity or pursuant to statute, which have existed, exist now or may in the future exist by reason of any matter or thing existing as of the date hereof and without limiting the generality of the foregoing with respect to or arising out of Beisheim's employment with MDSI, his contract of employment with MDSI, or termination of his employment with MDSI, and any other claim for damages, notice of termination, payment in lieu of notice, wrongful dismissal, age discrimination, severance pay, loss of benefits including long term and short term disability, pension issues, bonus, profit sharing, stock distribution, stock options or stock purchase rights, vacation pay or any claims under the British Columbia Employment Standards Act or Human Rights Code, unless otherwise stated within this Agreement.

2. Beisheim agrees to resign as an officer of MDSI and as an officer and/or director of any of MDSI's subsidiaries and corporate affiliates, as applicable, effective as of January 7 2004.

3. In recognition of future services to be provided by Beisheim to Mobile Data Solutions Inc. of Delaware ("MDSI Delaware") in his capacity as a consultant in the area of corporate development as directed by the CEO. MDSI Delaware shall pay to Beisheim an irrevocable consulting fee of USD $110,000. Such fee shall be paid to Beisheim over the period January 1- June 30, 2004 in equal bi-monthly installments of USD $9,166.66.

4. The parties agree that Beisheim is not entitled to any unused vacation or the accrual of any vacation entitlement for 2004.

5. The parties agree that Beisheim is free to accept employment with any other firm and is free to perform the duties of the said new firm at any time after January 7, 2004, provided that such new firm is not a direct competitor of MDSI as described in the attached Schedule A. Beisheim acknowledges that such restriction is further detailed in paragraph 10 of his contract of employment dated September 21, 2001 (the "Employment Contract"). Beisheim acknowledges that
Article 10 of the Employment Contract will survive and remain in full force and effect until



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December 31, 2005.  Notwithsatnding  Beisheim  accepting other employment,  MDSI
Delaware shall continue to pay Beisheim a salary as noted in 3 above.

6. MDSI agrees to pay Beisheim the aggregate sum of US$138,919, less required deductions, as full and final settlement of all bonuses and commissions earned and payable to Beisheim in accordance with his contract of employment dated September 21, 2001 for the period up to December 31, 2003. Beisheim acknowledges and agrees that he will not be eligible for any further incentive or commission compensation under the terms of his contract of employment after December 31, 2003.

7. Subject to completion of all administrative and enrollment requirements, effective February 1, 2004 MDSI agrees to arrange and reimburse Beisheim for his monthly premiums for US medical insurance coverage for himself and his immediate family from Blue Cross or other similar provider (subject to eligibility) until the earlier of: a) the date Beisheim finds new employment which provides such coverage; or b) December 31, 2004.

8. MDSI agrees to pay the cost of packing, moving and unpacking of Beisheim's personal and household effects including one automobile from Vancouver, British Columbia to a desitnation of Beisheim's choice on the west coast of the United States. Beisheim to advise of such destination by January 31, 2004. Arrangements for such move shall be made by MDSI.

9. Beisheim agrees not to make any claim or take any proceedings against any person or corporation with respect to any matters which may have arisen between himself and MDSI up to the present time in respect of which any claim could arise against MDSI for contribution or indemnity or other relief.

10. MDSI agrees not to make any claim or take any proceedings against any person or corporation with respect to any matters which may have arisen between MDSI and Beisheim up to the present time in respect of which any claim could arise against Beisheim for contribution or indemnity or other relief.

11. Beisheim agrees to save harmless and indemnify MDSI from and against all claims, charges, taxes, penalties or demands which may be made by any applicable governmental agency requiring Beisheim to pay income tax, charges, or penalties in respect of income tax payable by Beisheim in excess of income tax previously withheld and in respect of and in any and all claims, charges, taxes or penalties and demands which may be made on behalf of or related to the Employment Insurance Commission and the Canada Pension Commission under their applicable statutes and regulations with respect to any amounts which may in the future be found to be payable by Beisheim in respect of any payments made under this Agreement.

12. MDSI and Beisheim acknowledge that the facts in respect of which this Agreement are made may prove to be other than or different from the facts in that connection now known or believed by MDSI or Beisheim to be true. MDSI and Beisheim accept and assume the risk of the facts being different and agree that this Agreement shall be in all respects enforceable and not subject to termination, rescission, or variation by discovery of any differences in facts.

13. All stock options granted to Beisheim by MDSI shall continue to vest to Beisheim until December 31, 2004. In accordance with the MDSI Stock Option plan, Beisheim will have thirty (30) days from December 31, 2004 to exercise any vested options. Options not vested by December 31, 2004 shall be canceled.

14. Beisheim agrees to return to MDSI on or before January 12, 2004, all property belonging to MDSI which is in Beisheim's possession or control, including any papers, files, documentation, hardware, software, security passes, keys and credit or calling cards.



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

15. Beisheim agrees to submit a final expense statement in connection with his duties at MDSI, Canada, together with all receipts, by January 31, 2004 and MDSI agrees to reimburse to Beisheim all approved MDSI related expenses.

16. Beisheim agrees not to disclose to any third party any confidential or proprietary information or trade secrets belonging to MDSI as defined in Beisheim's Employment Contract. Beisheim acknowledges that Articles 9 and 11 of his Employment Contract will survive termination of his employment.

17. MDSI agrees to continue to indemnify Beisheim for his actions as an officer of MDSI in accordance with Article 14 of the Employment Contract, which MDSI acknowledges survives termination of Beisheim's employment.

18. The parties agree that neither party is at fault or committed any wrongdoing with respect to the employment of Beisheim by MDSI. Both parties agree not to make any disparaging remarks or statements, written or otherwise, with respect to one another, either within MDSI or to any third parties.

19. The parties further agree that the terms of this Agreement are strictly confidential and agree not to disclose any such terms to any person save and except their respective professional advisors or as may be required by law.

20.  Beisheim   hereby   acknowledges   that  he  is  executing  this  Agreement
voluntarily with full knowledge of its terms and conditions.

21.  This Agreement is governed by the laws of the Province of British Columbia.


IN WITNESS WHEREOF the parties have executed this Agreement on the 7th day of January, 2004.

MDSI MOBILE DATA SOLUTIONS INC.


Per: /s/ Eric Dysthe
     --------------------------------
     Authorized Signatory


SIGNED, SEALED AND DELIVERED by           )
Walter J. Beisheim in the presence of:    )
                                          )
                                          )       /s/ Walter J. Beisheim
                                          )       ----------------------------
/s/ Illegible                             )       Walter J. BEISHEIM
-----------------------------             )
Witness                                   )



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


                                   Schedule A
                                   ----------

                              MDSI Competitor List

The following is a listing of those companies currently in competition with MDSI Mobile Data Solutions Inc.

3X
Air IQ (formerly e-Dispatch.com Wireless Data Inc.)
Astea International Inc.
Cerulean
ClickSoftware Inc.
Cognicase Inc (M3i Systems Inc. Division)
Dynamic Mobile Data
Itron
FieldCentrix
iMedion Inc.
Integraph
MegaTribe
Metrix Inc.
New World Systems
PointServe/Brazen
PRC
ServicePower
Thinque
Tiberon Systems
Utility Partners Inc.
ViryaNet
WebAppoint
X-Time

With respect to the following CRM & ERP providers, it is not MDSI's intent to restrict Mr.Beisheim's employment with any of these organizations provided that such employment is not specifically related to workforce management:

Aether Systems
C-cor.net (formerly MobileForce Technologies Inc.)
Clarify (Workforce Management Division)
CSG Systems (Workforce Management Division)
Lucent (Workforce Management Division)
Oracle (Workforce Management Division)
PeopleSoft (Workforce Management Division)
Seibel (Workforce Management Division)
Telcordia (Workforce Management Division)




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